As filed with the Securities and Exchange Commission on September 23, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Safe-T Group Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Abba Eban Ave., Herzliya, 4672526 Israel

(Address of Principal Executive Offices)

Safe-T Group Ltd. Amended and Restated Global Incentive Plan

(Full title of the plan)

Safe-T USA Inc.

4607 Library Rd Ste 220 #1067 Bethel Park, PA 15102

973-506-8810

(Name, address and telephone number of agent for service)

COPIES TO:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212)-660-5000	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan & Worcester Tel Aviv (Har-Even & Co) 28 HaArba’a St. Tel Aviv 6473925, Israel (972) 74-7580-480

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8, or the Registration Statement, is to register 1,500,000 additional Ordinary Shares of Safe-T Group Ltd., or the Registrant, to be reserved for issuance under the Safe-T Group Ltd. Global Equity Plan, or the Plan, which are in addition to the 2,700,000 Ordinary Shares (such number reflecting the 40:1 reverse split of the Registrant effected on October 15, 2021) under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission, or the Commission, on August 12, 2021 (Commission File No. 333-258744), the 1,000,000 Ordinary Shares (such number reflecting the 40:1 reverse split of the Registrant effected on October 15, 2021) under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on November 17, 2020 (Commission File No. 333-250138), the 2,200,000 Ordinary Shares (such number reflecting the 40:1 reverse split of the Registrant effected on October 15, 2021) under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on June 18, 2020 (Commission File No. 333-239249), and the 48,661 Ordinary Shares (such number reflecting the 20:1 reverse split of the Registrant effected on October 21, 2019 and the 40:1 reverse split of the Registrant effected on October 15, 2021) under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Commission on August 29, 2019 (Commission File No. 333-233510), or, collectively, the Prior Registration Statements.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

The increase in the number of Ordinary Shares authorized for issuance under the Plan was approved by the board of directors of the Registrant with effect from September 22, 2022.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended, or the Securities Act, in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 29, 2022;

(b)	The Registrant’s reports of foreign private issuer on Form 6-K furnished to the Commission on November 16, 2021, March 29, 2022 (with respect to the first paragraph, the sections titled “2021 Highlights and Recent Business Developments”, “Financial Results for the Three Months Ended December 31, 2021”, “Financial Results for the Year Ended December 31, 2021”, “Balance Sheet Highlights”, “Use of Non-IFRS Financial Results”, “Forward-Looking Statements” and the IFRS financial statements in the press release attached as Exhibit 99.1), April 18, 2022 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 19, 2022 (with respect to the first, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 26, 2022 (with respect to the first and third paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), May 31, 2022 (with respect to the first paragraph and three bullet points under the first paragraph, the bullet points under the section titled “First Quarter 2022 Highlights and Recent Business Developments”, the sections titled “Financial Results for the Three Months Ended March 31, 2022”, “Balance Sheet Highlights”, “Use of Non-IFRS Financial Results”, “Forward-Looking Statements” and the IFRS financial statements in the press release attached as Exhibit 99.1), July 6, 2022 (with respect to the first two and the fourth paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), July 13, 2022, August 10, 2022 (with respect to the first, second and the fourth through seventh paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1, the Agreement, dated August 8, 2022, by and between Safe-T Group Ltd. and ORB Spring Ltd. (the “Agreement”), attached as Exhibit 10.1, and the forms of warrants to be issued pursuant to the Agreement, attached as Exhibits 4.1, 4.2, 4.3 and 4.4) and August 31, 2022 (with respect to the first paragraph titled “Key highlights for the six-months ended June 30, 2022” and the sections titled “Second Quarter 2022 Highlights and Recent Business Developments”, “Financial Results for the Three Months Ended June 30, 2022”, “Financial Results for the Six Months Ended June 30, 2022”, “Balance Sheet Highlights”, “Use of Non-IFRS Financial Results”, “Forward-Looking Statements” and the IFRS financial statements in the press release attached as Exhibit 99.1, the Interim Condensed Consolidated Financial Statements (Unaudited) as of June 30, 2022 attached as Exhibit 99.2, the Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2022 attached as Exhibit 99.3, and the Unaudited pro forma financial statements attached as Exhibit 99.4); and September 23, 2022.

(c)	The description of the Registrant’s Ordinary Shares and ADSs contained in the Registrant’s registration statement on Form 8-A (File No. 001-38610), filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as amended by Exhibit 2.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, and including any further amendment or report filed or to be filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Association of Safe-T Group Ltd. (filed as Exhibit 99.2 to Form 6-K (File No. 001-38610) filed on September 15, 2020 and incorporated herein by reference).

5.1	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.)

23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, with respect to the financial statements of Safe-T Group Ltd.

23.2	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, with respect to the financial statements of CyberKick Business.

23.3	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page).

99.1	The Safe-T Group Ltd. Amended and Restated Global Incentive Plan (filed as Exhibit 99.1 to Form 6-K (File No. 001-38610) filed on September 23, 2022, and incorporated herein by reference).

99.2	The Amended and Restated U.S. Addendum to the Safe-T Group Ltd. Amended and Restated Global Incentive Plan (filed as Exhibit 99.2.B to Form 6-K (File No. 001-38610) filed on September 23, 2022, and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herzliya, State of Israel, on September 23, 2022.

SAFE-T GROUP LTD.

By:	/s/ Shachar Daniel
	Name:	Shachar Daniel
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Safe-T Group Ltd. hereby constitute and appoint each of Shachar Daniel and Shai Avnit, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this Registration Statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shachar Daniel	Chief Executive Officer, Director	September 23, 2022
Shachar Daniel	(Principal Executive Officer)

/s/ Shai Avnit	Chief Financial Officer	September 23, 2022
Shai Avnit	(Principal Financial and Accounting Officer)

/s/ Chen Katz	Director, Chairman of the Board of Directors	September 23, 2022
Chen Katz

/s/ Yehuda Halfon	Director	September 23, 2022
Yehuda Halfon

/s/ Rakefet Remigolski	Director	September 23, 2022
Rakefet Remigolski

/s/ Avi Rubinstein	Director	September 23, 2022
Avi Rubinstein

/s/ Moshe Tal	Director	September 23, 2022
Moshe Tal

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned the duly authorized representative in the United States of Safe-T Group Ltd., has signed this Registration Statement on Form S-8 on September 23, 2022.

Safe-T USA Inc.

/s/ Chen Katz
Chen Katz, Director

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